EXHIBIT 23.1
                                                                    ------------


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-91583) pertaining to the Amended and Restated 1996 Stock Option Plan of SmartServ Online, Inc. and the Registration Statement (Form S-8 No. 333-47936) pertaining to the 1999 Stock Option Plan of SmartServ Online, Inc. and Non-Qualified Stock Option Agreements between SmartServ Online, Inc. and its employees of our report dated April 23, 2003, with respect to the consolidated financial statements of SmartServ Online, Inc. included in this Annual Report (Form 10-KSB) for the year ended December 31, 2002 filed with the Securities and Exchange Commission.


                                                    /s/ Ernst & Young LLP

New York, New York
April 24, 2003